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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                December 27, 2001

                               Acterna Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                   000-07438               04-2258582
(State or other jurisdiction of  (Commission File No.)        (IRS Employee
         incorporation)                                    Identification No.)

                             20410 Observation Drive
                           Germantown, Maryland 20876
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (301) 353-1550

Item 5.  Other Events.

         On December 27, 2001, Acterna LLC ("Acterna LLC"), a Delaware limited liability company that is wholly-owned and controlled by Acterna Corporation ("Acterna"), agreed to issue and sell (such issuance and sale, the "Transaction") $75,000,000 aggregate principal amount of 12% Senior Secured Convertible Notes Due 2007 (the "Notes") to Clayton, Dubilier & Rice Fund VI Limited Partnership (the "Investor") on the terms and conditions set forth in an Investment Agreement, dated as of December 27, 2001 (the "Investment Agreement"), among Acterna, Acterna LLC and the Investor. A copy of the Investment Agreement, as well as a copy of the Form of Note issuable under the Investment Agreement, are filed as exhibits to this Form 8-K.

         The Investor and Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V") together own approximately 80% of Acterna's outstanding common stock and are jointly managed by Clayton, Dubilier & Rice, Inc. As a result of this relationship, a special committee of independent directors of Acterna evaluated the terms of the Transaction and unanimously determined that such terms were fair to Acterna from a financial point of view. The Transaction closed on January 15, 2002.


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         The material terms of the Notes are as follows:

         o Interest and Maturity. The Notes bear interest at a rate per annum of 12% and mature on December 31, 2007 (the "Maturity Date"). Interest on the Notes is payable semi-annually in arrears on each March 31st and September 30th, with interest payments commencing on March 31, 2002. At the option of Acterna LLC, interest is payable in cash or in-kind by the issuance of additional Notes. Due to limitations imposed by its senior secured credit facility, as amended (see below), Acterna LLC expects to pay interest on the Notes in-kind by issuing additional Notes.

         o Conversion. Subject to prior approval of Acterna's stockholders (as described below), at the option of the Investor (or any subsequent holder of Notes), at any time prior to the Maturity Date, the Notes may be converted into newly-issued shares of the common stock, par value $0.01 per share, of Acterna (the "Common Stock"), at a conversion price (the "Conversion Price") of $3.00 per share, subject to customary antidilution adjustments.

         o Redemption, Repurchase or Repayment; Issuance of Warrants. Acterna LLC may redeem the Notes, in whole or in part, and without penalty or premium, at any time prior to the Maturity Date. In addition, Acterna LLC is required to offer to repurchase the Notes upon a change of control and upon the disposition of certain assets. If any Note is redeemed, repurchased or repaid for any reason prior to the Maturity Date, the holder thereof will be entitled to receive from Acterna a warrant (a "Warrant") to purchase a number of newly-issued shares of Common Stock equal to the number of shares of Common Stock that such Note was convertible into immediately prior its redemption, repurchase or repayment. The exercise price of such Warrant will be the Conversion Price in effect immediately prior to such Warrant's issuance, subject to customary antidilution adjustments. Subject to the approval of Acterna's stockholders (as described below), Warrants will be exerciseable upon issuance and will expire on the Maturity Date. A copy of the Form of Warrant issuable under the Investment Agreement is filed as an exhibit to this Form 8-K.

         o Conversion of Notes and Exercise of Warrants Subject to Stockholder Vote. In order to comply with the rules of the Nasdaq National Market, where the Common Stock is listed, the terms of the Notes and Warrants provide that no Note or Warrant may be converted or exercised, as the case may be, until the stockholders of Acterna have approved the issuance of the shares of Common Stock upon such conversion or exercise. Acterna expects to obtain such approval by obtaining the written consent of its stockholders. Without giving effect to the Transaction, the Investor and CD&R Fund V collectively own approximately 80% of the outstanding Common Stock. Each has indicated that it intends to vote its shares in favor of the

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                Transaction, thereby assuring that Acterna will receive the stockholder approval necessary to comply with the Nasdaq rules.

         o Registration Rights. Shares of Common Stock issuable upon the conversion of Notes or exercise of Warrants will have the same registration rights as the shares of Common Stock currently held by the Investor and CD&R Fund V. A copy of an amendment to the existing Registration Rights Agreement is filed as an exhibit to this Form 8-K.

         o Covenants and Restrictions. While Acterna remains subject to the financial covenants under its senior secured credit facility, the Investment Agreement and the Notes do not impose any additional financial covenants. However, under the Investment Agreement and the Notes, Acterna and its subsidiaries will be subject to certain affirmative covenants, which are substantially the same as those under its senior secured credit facility, and certain negative covenants, which are substantially the same as those contained in the indenture for the 9.75% Senior Subordinated Notes Due 2008 of Acterna LLC.

         o Security. The Notes are secured by liens on certain of the property and assets of, and guarantees by, Acterna and its subsidiaries. The security interests of the holders of the Notes are second in priority to those of the lenders under Acterna's senior secured credit facility.

         Concurrently with its agreement to the Transaction, Acterna entered into an amendment to the Credit Agreement governing its senior secured credit facility. Under the amendment, the lenders under the Credit Agreement, among other things, agreed to waive for a specified period certain of the financial covenants of Acterna under the Credit Agreement and consented to the Transaction, and Acterna became subject to certain additional covenants and restrictions, including, without limitation, new minimum liquidity and EBITDA requirements and additional restrictions on Acterna's ability to make capital expenditures, incur and guarantee debt, make investments, optionally prepay the 9.75% Senior Subordinated Notes Due 2008 of Acterna LLC and dispose of assets. The amendment also, among other things, adds additional prepayment requirements, establishes additional guarantees and pledges of collateral and increases the interest rates on loans under the senior secured credit facility by 0.75%. A copy of the amendment is filed as an exhibit to this Form 8-K.

Item 7.  Exhibits.

         Exhibit 4.1: Investment Agreement, dated as of December 27, 2001, among Acterna, Acterna LLC and the Investor.

         Exhibit 4.2: Form of Note issuable under the Investment Agreement.

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         Exhibit 4.3: Form of Warrant issuable under the Investment Agreement.

         Exhibit 4.4: Amendment No. 2, dated as of January 15, 2002, among Acterna, the Investor and CD&R Fund V, to that certain Registration Rights Agreement, dated as of May 21, 1998, among Acterna, the Investor, CD&R Fund V and certain other parties.

         Exhibit 10.1: Second Credit Agreement Amendment, dated as of December 27, 2001, among Acterna, Acterna LLC, certain subsidiaries of Acterna LLC, JPMorgan Chase Bank (as successor by merger to the Morgan Guaranty Trust Company of New York), as Administrative Agent, and certain of the lenders under the Credit Agreement establishing Acterna's senior secured credit facility. The Credit Agreement is incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Dynatech Corporation for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission on June 29, 2000.

         Exhibit 10.2: Guarantee and Collateral Agreement, dated as of December 27, 2001, made by Acterna, Acterna LLC and certain subsidiaries of Acterna LLC for the benefit of the Investor.

         Exhibit 10.3: Intercreditor Agreement, dated as of December 27, 2001, between JPMorgan Chase Bank and the Investor, and consented to by Acterna and Acterna LLC.

         Exhibit 99.1: Press Release, dated December 3, 2001, entitled "Acterna Corporation Announces New Investment Proposal by Clayton, Dubilier & Rice", which release is furnished but not filed as part of Item 9 of this report.

         Exhibit 99.2: Press Release, dated December 20, 2001, entitled "Acterna Corporation Announces $75 Million Investment by Clayton, Dubilier & Rice and Amendment to Senior Credit Agreement", which release is furnished but not filed as part of Item 9 of this report.

Item 9.  Regulation FD Disclosure.

         Attached hereto as Exhibits 99.1 and 99.2 and furnished but not filed are press releases regarding the Transaction and the amendment to the Credit Agreement governing Acterna's senior secured credit facility.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ACTERNA CORPORATION

Date:  January 16, 2002

                                    By:   /s/ Mark V.B. Tremallo
                                          --------------------------------------
                                          Name:    Mark V.B. Tremallo
                                          Title:   Corporate Vice President,
                                                   General Counsel and Secretary

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